UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment Number 1
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 8, 2017
(Earliest Event Date requiring this Report: November 2, 2017)

CAPSTONE COMPANIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	0-28331	84-1047159
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Jim Moran Blvd., Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)

(954) 570-8889, ext. 313
(Registrant's telephone number, including area code)

EXPLANATORY NOTE

Capstone Companies, Inc., a Florida company, filed a Current Report on Form 8-K on November 3, 2017 with the Commission that reported in Item 2.02 and Item 7.01 that a webcast and conference call to be held on Thursday, November 16, 2017, at 10:30 a.m., Eastern Standard Time, would be held on November 2, 2017.  The November 2, 2017 date was a typographical error.  The webcast will be held on at 10:30 a.m., Eastern Standard Time, on Thursday, November 16, 2017. The telephone number for the webcast/conference call is (201) 689-8562 and the Internet webcast link is available at: www.capstonecompaniesinc.com.

Item 2.02 and Item 7.01.  See Explanatory Note above.

Item 9.01 Financial Statements and Exhibits.  None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., A FLORIDA CORPORATION

By: /s/ James McClinton
James McClinton, Chief Financial Officer
Dated: November 8, 2017